CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 31, 2020, relating to the financial statements and financial highlights of NexPoint Merger Arbitrage Fund (formerly Highland Merger Arbitrage Fund), for the year ended June 30, 2020, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ Cohen & Company, Ltd.

Cleveland, Ohio
October 30, 2020